                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  --------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

        Date of Report (Date of earliest event reported) February 8, 2003
                                ----------------


                                 RENT-WAY, INC.
             (Exact name of registrant as specified in its charter)



        Pennsylvania                    0-22026                   25-1407782
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)



         One RentWay Place, Erie, Pennsylvania                   16505
       ----------------------------------------            -----------------
       (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (814) 455-5378
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

                                 RENT-WAY, INC.

                                EXPLANATORY NOTE

         This current report on Form 8-K is being filed to give effect to the Company' sale of 295 stores to Rent-A-Center, Inc. on the Company's Unaudited Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations for the fiscal years ended September 30, 2002, 2001 and 2000 as if the sale of 295 stores to Rent-A-Center, as described below, occurred at the beginning of each fiscal year.


ITEM 5.  OTHER EVENTS


On December 17, 2002, the Company entered into a definitive purchase agreement to sell 295 stores to Rent-A-Center, Inc. for approximately $101.5 million. These stores are all included in the household rental segment. The transaction closed on February 8, 2003. The final purchase price for the stores was approximately $100.4 million. As required under the Company's credit agreement, all proceeds of the sale, net of transaction costs, store closing and similar expenses, are to be used to pay existing bank debt. Of the approximate $100.4 million purchase price, $10.0 million is being held back by Rent-A-Center to secure the Company's indemnification obligations, $5.0 million for 90 days following closing and $5.0 million for 18 months following closing. The assets being sold include rental merchandise, vehicles under capital leases and certain fixed assets. Vehicle lease obligations will be paid by the Company out of the proceeds from the sale. The Company will record receivables for the holdbacks based upon its ability to fully satisfy the indemnification obligations of the agreement. Subsequent to the completion of the sale, the Company will operate 766 stores in 33 states.

This asset group is distinguishable as a component of the Company and classified as held for sale in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment on Disposal of Long-Lived Assets." Direct costs to transact the sale are comprised of, but not limited to, broker commissions, legal and title transfer fees and closing costs, and will reduce any gain on sale. Accordingly, the Unaudited Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations set forth below presents the Company's results of operations for the fiscal years ended September 30, 2002, 2001 and 2000 as if the sale of 295 stores to Rent-A-Center, as described above (the "Transaction"), occurred at the beginning of each fiscal year in accordance with SFAS 144. The Unaudited Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations is based upon the historical financial statements of the Company and its subsidiaries, and should be read in conjunction with the Company's Form 10-K for the year ended September 30, 2002.

In the opinion of management, all adjustments necessary to present fairly the Unaudited Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations have been made based on the terms and structure of the Transaction.

The Unaudited Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations are for illustrative purposes only. Such information does not purport to be indicative of actual results which would have occurred had the Transaction been effected on the dates indicated, nor is it indicative of actual or future operating results.

                                 RENT-WAY, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                           (All amounts in thousands)
                                   (Unaudited)

                                                                              SEPTEMBER 30,
                                                                        ---------------------------
                                                                          2002              2001
                                                                        ---------         ---------
ASSETS

Cash and cash equivalents                                               $   7,295         $  10,515
Prepaid expenses                                                           10,361            13,534
Income tax receivable                                                       4,191             8,239
Rental merchandise, net                                                   147,608           157,060
Rental merchandise deposits and credits due from vendors                      995             2,486
Property and equipment, net                                                49,190            62,600
Goodwill                                                                  188,499           250,793
Deferred financing costs, net                                               1,870             4,136
Intangible assets, net                                                      1,700             2,774
Other assets                                                                4,176             6,587
Assets held for sale (Note 2)                                              94,909           109,453
                                                                        ---------         ---------
        Total assets                                                    $ 510,794         $ 628,177
                                                                        =========         =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Accounts payable                                                        $  17,643         $  24,212
Liabilities related to assets  held for sale (Note 2)                       3,286             3,470
Other liabilities                                                          76,061            87,444
Debt                                                                      277,207           307,009
                                                                        ---------         ---------
        Total liabilities                                                 374,197           422,135

Contingencies                                                                --                --

SHAREHOLDERS' EQUITY:

Preferred stock, without par value; 1,000,000 shares authorized;
     no shares issued and outstanding                                        --                --
Common stock, without par value; 50,000,000 shares
     authorized; 25,685,538 and 24,509,978 shares issued and
     outstanding, respectively                                            302,218           295,610
Common stock warrants; 100,000 outstanding                                    644              --
Loans to shareholders                                                        (282)             (924)
Accumulated other comprehensive income                                        787             1,654
Accumulated deficit                                                      (166,770)          (90,298)
                                                                        ---------         ---------
        Total shareholders' equity                                        136,597           206,042
                                                                        ---------         ---------
        Total liabilities and shareholders' equity                      $ 510,794         $ 628,177
                                                                        =========         =========


                                 RENT-WAY, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (all amounts in thousands, except per share data)
                                   (Unaudited)

                                                                           FOR THE YEARS ENDED SEPTEMBER 30,
                                                                     ---------------------------------------------
                                                                       2002              2001              2000
                                                                     ---------         ---------         ---------
REVENUES:
Rental revenue                                                       $ 394,036         $ 409,973         $ 391,520
Prepaid phone service                                                   37,740            34,739             9,244
Other revenues                                                          61,594            70,582            66,511
                                                                     ---------         ---------         ---------
  Total revenues                                                       493,370           515,294           467,275
COSTS AND OPERATING EXPENSES:
Depreciation and amortization:
  Rental merchandise                                                   133,416           155,193           123,537
  Property and equipment                                                24,636            28,972            24,437
  Amortization of goodwill and other intangibles                         2,277            15,394            12,023
Cost of prepaid phone service                                           23,697            19,976             5,988
Salaries and wages                                                     121,199           127,027           123,359
Advertising, net                                                        27,084            20,264            19,469
Occupancy                                                               31,715            39,414            35,734
Other operating expenses                                               105,977           130,939           144,710
                                                                     ---------         ---------         ---------
Total costs and operating expenses                                     470,001           537,179           489,257
                                                                     ---------         ---------         ---------
   Operating income (loss)                                              23,369           (21,885)          (21,982)
OTHER INCOME (EXPENSE):
Interest expense                                                       (43,045)          (35,787)          (22,747)
Equity loss of subsidiary                                                 --                --                (573)
Amortization of deferred financing costs                                (1,395)           (1,115)             (654)
Interest income                                                            357               259               126
Other income, net                                                        2,364           (10,779)            1,709
                                                                     ---------         ---------         ---------
   Loss from continuing operations before income taxes,
    cumulative effect
   of change in accounting principle
   and discontinued operations                                         (18,350)          (69,307)          (44,121)
Income tax expense (benefit)                                            16,483              --                (200)
                                                                     ---------         ---------         ---------
   Loss from continuing operations before cumulative
   effect of change in accounting principle and
   discontinued operations                                             (34,833)          (69,307)          (43,921)
Cumulative effect of change in accounting principle                    (41,527)             --                --
Income (loss) from discontinued operations                                (112)            5,682            15,880
                                                                     ---------         ---------         ---------
   Net loss                                                          $ (76,472)        $ (63,625)        $ (28,041)
                                                                     =========         =========         =========

LOSS PER COMMON SHARE:
Basic loss per share
   Loss before cumulative effect of change in
   accounting principle and discontinued operations                  $   (1.40)        $   (2.83)        $   (1.89)
                                                                     =========         =========         =========
   Net loss                                                          $   (3.06)        $   (2.60)        $   (1.20)
                                                                     =========         =========         =========
Diluted loss per common share
   Loss before cumulative effect of change in
   accounting principle and discontinued operations                  $   (1.40)        $   (2.83)        $   (1.89)
                                                                     =========         =========         =========
   Net loss                                                          $   (3.06)        $   (2.60)        $   (1.20)
                                                                     =========         =========         =========
Weighted average number of shares outstanding (in thousands):
     Basic                                                              25,021            24,501            23,314
                                                                     =========         =========         =========
     Diluted                                                            25,021            24,501            23,314
                                                                     =========         =========         =========

                                 RENT-WAY, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
(all dollars in thousands, except per share data)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION. Rent-Way, Inc., (the "Company" or "Rent-Way") is a corporation organized under the laws of the Commonwealth of Pennsylvania. The Company operates a chain of rental-purchase stores that rent durable household products such as home entertainment equipment, furniture, computers, major appliances and jewelry to consumers on a weekly or monthly basis. Commencing January 1, 2000, the Company also provides prepaid local phone service to consumers on a monthly basis through its majority-owned subsidiary, dPi Teleconnect, LLC ("DPI"). The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 8-K, and therefore, do not include all information and notes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, which except as discussed herein, consisting of normal recurring adjustments necessary for a fair statement of the financial position, results of operations and cash flows of the Company, have been made.

The condensed consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries. All significant inter-company transactions and balances have been eliminated.

These financial statements and the notes thereto should be read in conjunction with the Company's audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

DISCONTINUED OPERATIONS. On December 17, 2002, the Company entered into a definitive purchase agreement to sell 295 stores to Rent-A-Center. Accordingly, for financial statement purposes, the assets, liabilities and results of operations of this component have been segregated from those of continuing operations and are presented in the Company's financial statements as discontinued operations (see Note 2).

RECLASSIFICATIONS. Certain amounts in the September 30, 2001, Condensed Consolidated Balance Sheet, and the Condensed Consolidated Statement of Operations for the years ended September 30, 2001 and 2000, were reclassified to conform to the September 30, 2002 presentation.

2.  DISCONTINUED OPERATIONS:

On December 17, 2002, the Company entered into a definitive purchase agreement to sell 295 stores to Rent-A-Center, Inc. for approximately $101,500. These stores are all included in the household rental segment. The transaction closed on February 8, 2003. The final purchase price for the stores was approximately $100,400. As required under the Company's credit agreement, all proceeds of the sale, net of transaction costs, store closing and similar expenses, will be used to pay existing bank debt. Of the approximate $100,400 purchase price, $10,000 is being held back by Rent-A-Center to secure the Company's indemnification obligations, $5,000 for 90 days following closing and $5,000 for 18 months following closing. Also, there is a $24,500 escrow held by National City Bank for 180 days to fund transaction expenses. The assets being sold include rental merchandise, vehicles under capital leases and certain fixed assets. Vehicle lease obligations will be paid by the Company out of the proceeds from the sale. The Company will record receivables for the holdbacks based upon its ability to fully satisfy the indemnification obligations of the agreement. Subsequent to the completion of the sale, the Company will operate 766 stores in 33 states.

This asset group is distinguishable as a component of the Company and classified as held for sale in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment on Disposal of Long-Lived Assets." Direct costs to transact the sale are comprised of, but not limited to, broker commissions, legal and title transfer fees and closing costs, and will reduce any gain on sale.

In connection with the sale of the stores, the Company has and will continue to incur additional direct costs related to the sale and exit costs related to these discontinued operations. Costs associated with an exit activity include, but are not limited to termination benefits, costs to terminate a contract that is not a capital lease and costs to consolidate facilities or relocate employees, in accordance 3. DISCONTINUED OPERATIONS, continued:

with Statement of Financial Accounting Standards No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." There will be a transition period as defined in the asset purchase agreement comprised of a period of thirty days from the date immediately following the closing date. During this transition period, the Company will be liable for certain exit costs attributable to the operation and transition of the purchased stores, including, but not limited to, rent, utilities, costs applicable to office equipment, costs associated with vehicles, employee payroll, health and other employee benefits, workers compensation claims, health care claims and all other costs related to transition personnel. The Company will accrue for employee separation costs as costs are incurred. These costs will be included in the results of discontinued operations in accordance with SFAS 146.

Interest on debt that is required to be repaid as a result of the disposal transaction is allocated to results from discontinued operations. The effective interest rate on the outstanding debt of the Company at the end of the period reported is applied to the $68,643 anticipated debt pay down from the proceeds. The amount of interest reclassified to loss from discontinued operations is $8,587, $5,951 and $6,692 for the fiscal years ended September 30, 2002, 2001 and 2000, respectively.

Related operating results have been reported as discontinued operations in accordance with SFAS 144. The Company has reclassified the results of operations of the component to be disposed for the prior period in accordance with provisions of SFAS 144. There have been no corporate expenses (including advertising expense) included in expenses from discontinued operations. Revenues and net income from the discontinued operations were as follows:

                                                                      Year Ended            Year Ended             Year Ended
                                                                  September 30, 2002    September 30, 2001     September 30, 2000
                                                                  ------------------    ------------------     ------------------
Revenues                                                               $ 133,059             $ 139,324             $ 125,411
Expenses from discontinued operations (including exit costs
   and interest expense)                                                (133,171)             (133,642)             (109,531)
Income tax benefit                                                          --                    --                    --
                                                                       ---------             ---------             ---------
Net (loss) income from discontinued operations                         $    (112)            $   5,682             $  15,880
                                                                       =========             =========             =========

Assets and liabilities of the stores held for sale included in the Condensed Consolidated Balance Sheet are as follows:

                                                  September 30,   September 30,
              Assets:                                 2002            2001
                                                  -------------   -------------
                  Rental Merchandise, net(1)         $ 48,456        $ 61,913
                  Goodwill                             41,291          41,291
                  Property and equipment, net           5,126           6,192
                  Costs of sale                          --              --
                  Utility Deposits                         36              57
                                                     --------        --------
                                                     $ 94,909        $109,453
                                                     ========        ========
              Liabilities:
                  Vehicle lease obligation              3,181           3,364
                  Customer deposits                       105             106
                                                     --------        --------
                                                     $  3,286        $  3,470
                                                     ========        ========

         (1) Rental merchandise and property and equipment classified as held for sale are long-lived assets and have not been depreciated while classified as held for sale in accordance with SFAS 144 with the effect from the measurement date of December 17, 2002. Held for sale assets are carried at the lower of carrying amount or fair value.

Property and equipment held for sale was comprised of the following:

                                                   September 30,   September 30,
                                                       2002            2001
                                                   -------------   -------------
              Leasehold improvements                 $  3,274        $  3,659
              Computer equipment                          596             729
              Furniture and fixtures                      818             979
              Vehicles                                  5,500           5,393
              Accumulated depreciation                 (5,062)         (4,568)
                                                     --------        --------
              Property and equipment, net            $  5,126        $  6,192
                                                     ========        ========

                                 RENT-WAY, INC.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  March 31, 2003           By:  /S/ WILLIAM A. MCDONNELL
                                     ------------------------
                                     William A. McDonnell
                                     Vice President and Chief Financial Officer





Date:  March 31, 2003           By:  /S/ JOHN A. LOMBARDI
                                     --------------------
                                     John A. Lombardi
                                     Chief Accounting Officer and Controller